ZOOM TELEPHONICS, INC.

                        1991 DIRECTORS STOCK OPTION PLAN,
                        AS AMENDED THROUGH APRIL 19, 1996

Article 1 - Purpose

     This 1991 Directors Stock Option Plan (the "Plan") is intended to enable Zoom Telephonics, Inc. (the "Company") to attract and retain the services of experienced and knowledgeable Directors for the benefit of the Company and its stockholders by providing them with opportunities to purchase stock in the Company pursuant to the exercise of options.

Article 2 - Administration of the Plan

     The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may determine in its sole discretion. No member of the Board shall be liable with respect to any action or determination made in good faith regarding the Plan or any option granted under it. The Board shall have no discretion with respect to the selection of recipients of grants, or the timing, pricing or the amount of stock option grants under the Plan.

Article 3 - Eligible Directors

     Options shall be granted to each Director of the Company in accordance with
Article 5 hereof, except any Director who is a full-time employee or full-time officer of the Company or its subsidiaries shall not be eligible to receive options under the Plan.

Article 4 - Stock

     The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued shares of common stock or shares of common stock reacquired by the Company including shares purchased in the open market ("Common Stock"). The maximum number of shares which are hereby reserved for issuance and may be issued pursuant to this Plan is 198,000, subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto, to the extent the option ceases to be exercisable, shall again be available under the Plan.

Article 5 - Grant of Option

     Each eligible Director shall automatically be granted an option to purchase 6,000 shares of Common Stock on each July 10 and January 10 of each year beginning July 10, 1991, at a price per share determined in accordance with
Article 6 hereof. No option shall be granted hereunder to a person who ceases to be a Director prior to the date on which such grant is to be made.

Article 6 - Price of Options

     The price per share specified in each option granted under the Plan shall be the fair market value per share of Common Stock on the date the option is granted. Fair market value shall mean the closing price per share for the Company's common shares on the Vancouver Stock Exchange on the date of the grant or if such common shares are not listed on the Vancouver Stock Exchange, then on such other stock exchange or market quotation system where such shares may from time to time be listed on the date of the grant, subject to any applicable regulatory rules.

Article 7 - Duration of Options

     Subject to earlier termination as provided in Articles 9 and 10, each option shall expire on the last day of the second year from the date of grant of such option.

Article 8 - Restrictions on Exercise of Option

     Subject to the provisions of Articles 9 through 12, each option granted under of Article 5 shall become exercisable six months from the date on which each such option is granted; provided that no option shall be exercisable prior to approval of this Plan by the stockholders of the Company.

Article 9 - Termination of Service as a Director

     If an optionee ceases to be a Director of the Company for any reason other than death or disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended) his options shall terminate on the date one month following the date of such cessation (but not later than their specified expiration date).

Article 10 - Disability; Death

     If an optionee ceases to be a Director as a result of disability, his options shall terminate on the date one year following the date of such cessation (but not later than their specified expiration date).

     If an optionee dies while a Director or during the one month period referred to in Article 9 or the one year period referred to above in this
Article 10, his options may be exercised to the extent they were exercisable on the date of his death by his estate, or duly appointed representative, or beneficiary who acquires the options by will or by the laws of descent and distribution, and each such option shall terminate on the date one year following the date of the optionee's death (but not later than its specified expiration date).

Article 11 - Assignability

     No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each option shall be exercisable only by him.

Article 12 - Terms and Conditions of Options

     Options shall be evidenced by instruments (which need not be identical) in such forms as the Board may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles 6 through 11. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable United States, Canadian and state and provincial laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, nor unless and until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933. The Company shall use its best efforts to effect any such compliance and listing, and the optionee shall take any action reasonably requested by the Company in such regard.

Article 13 - Adjustments

     Upon the happening of any of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

     A. in the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled to purchase, subject to the terms and conditions herein stated and to the terms and conditions of each individual option, such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

     B. in the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the ate of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares see forth in Article 4 hereof which are reserved for issuance pursuant to the Plan or are subject to options which have heretofore been or may hereafter be granted under the Plan shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above.

Article 14 - Exercise of Options

     An optionee shall exercise an option (or any part or installment thereof) by giving written notice to the Company at its principal office address, identifying the option being exercised, specifying the number of shares as to which such option is being exercised and accompanied by full payment of the option price therefor either (1) in Canadian dollars, in cash or by certified cheque or bank draft, or (2) in common shares without par value in the capital of the Company owned by the optionee (and held at least one year if acquired pursuant to the exercise of any stock option granted by the Company to the optionee whether under the Plan or otherwise) having a fair market value (as determined by the Board as of the date immediately preceding the date on which the option is exercised and in accordance with all applicable laws and all applicable rules and policies of relevant securities regulatory authorities) equal to, or a fraction of a share less than, such purchase price (and if such common shares are equal to a fraction of a share less than such purchase price, then the option shall pay any balance remaining in cash), or (3) in a combination of such common shares (as described above) and cash, certified cheque or bank draft. However if the optionee desires to tender common shares in payment of any part of the option price as contemplated in (2) or (3) above, the optionee, before giving notice of exercise as aforesaid, shall first give written notice (addressed to the principal office of the Company specifying the number of shares which the optionee wishes to tender) that the optionee proposes to tender common shares in order to exercise his option. The Board shall notify the optionee whether the proposed tender is acceptable to the Board within ten day of receipt of notice of the proposed tender. The acceptance of any tender of common shares by an optionee pursuant to (2) or (3) in payment of the option price shall be subject to the absolute discretion of the Board, who may only accept the tender of such common shares in accordance with, and subject to the requirements of, all applicable laws and all applicable rules and policies of relevant securities regulatory authorities. If the proposed tender is acceptable, the optionee must then give written notice of the exercise of his option as aforesaid within five days of receipt of notice of the Board that the proposed tender is acceptable. If the proposed tender is not acceptable and the optionee, at that time, still desires to exercise this option, he may do so by giving written notice of exercise of his option as aforesaid and paying the option price in cash or by certified cheque or bank draft. The acceptance by the Company of common shares tendered in payment of the option price shall be treated as a purchase of those shares by the Company.

     Unless the Board otherwise determines, the holder of an option shall have no rights as a shareholder with respect to the shares issued upon exercise of the option until the date of issuance of the certificate for those shares to him. Unless the Board otherwise determines, no adjustment will be made for dividends or similar rights for which the record date occurs after the exercise of the option but before the date such certificates for shares is issued. In no case may a fraction of a share be purchased or issued under the Plan.

Article 15 - Termination and Amendments to Plan

     The Plan shall expire on April 30, 2001 (except as to options outstanding on that date). Options may be granted under the Plan prior to the date of stockholder approval of the Plan but such options shall be granted subject to such approval The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Article 13); (b) the provisions of Article 3, regarding eligibility, may not be modified; (c) the provisions of Article 5, relating to the grants of options, may not be modified; (d) the provisions of Article 6, regarding the exercise price at which shares may be offered pursuant to options, may not be modified (except by adjustment pursuant to Article 13); and (e) the expiration date of the Plan may not be extended. In no event shall the provisions of Article 5 be modified more frequently than every six months. No amendment shall have the effect of granting to any person or persons any discretion as to the selection of any person to whom any option may be granted under the Plan or the determination of the number or maximum number of shares of stock which may be allocated to any Director or which may be covered by stock options granted to any Director pursuant to the Plan. The foregoing restrictions on the amendment to the Plan are intended to comport with the requirements of Rule 16b-3 under the United States Securities Exchange Act of 1934, as amended (together with any successor or supplementary law, rule or regulation, "Rule 16b-3"). Without limiting these restrictions, the Board shall not be permitted to amend the Plan without the approval of the stockholders in any manner that would result in the Plan not satisfying the conditions of Rule 16b-3 as then in effect. No action of the Board or stockholders may, without the consent of an optionee, substantially impair his rights under any option previously granted to him.

Article 16 - Governmental Regulation

     The Plan and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver shares of the Company's Common Stock under such options, shall be subject to all applicable laws (including tax laws), rules and regulations.